Exhibit 99.1

Contacts:

Felicia Spagnoli	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2292	617-701-2272
fspagnoli@colorkinetics.com	jalonzo@colorkinetics.com
COLOR KINETICS REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND
FULL YEAR 2006
Fourth quarter revenues rise 25% year over year to a record $18.2 million,
Full-year revenues increase 24% to a record $65.4 million
Boston, MA – February 8, 2007 – Color Kinetics Incorporated (NASDAQ: CLRK), a leading innovator of intelligent LED lighting systems and technologies, today announced its results of operations for the fourth quarter of 2006. Revenues were $18.2 million, an increase of 25% from the $14.5 million reported in the fourth quarter of 2005. GAAP net income was $1.6 million or $0.07 per fully diluted share. Non-GAAP net income was $2.2 million or $0.10 per fully diluted share prior to non-cash charges of $639,000 associated with the FAS 123R accounting standard.
Revenues for the full year ended December 31, 2006 were $65.4 million, an increase of 24% from the $52.9 million reported in 2005. GAAP net income was $3.2 million or $0.16 per fully diluted share. Non-GAAP net income prior to the stock-based compensation charges was $5.6 million or $0.28 per fully diluted share.
“We believe there’s little doubt among industry leaders that LEDs will play an integral role in the future of lighting,” said Bill Sims, President and CEO, Color Kinetics. “Our strong financial results reflect the exciting growth and adoption we’re witnessing across multiple sectors – including newly expanded markets for our lighting systems, and the accelerating traction of our licensing program. We have held firm to an investment strategy that continues to deliver returns, whether through product line expansion, new engineering resources or on-going patent prosecution – all intended to help drive continued top- and bottom-line success in the longer term.”
“Today there is heightened awareness of the potential for energy-efficient lighting to help conserve resources and spare the environment. We believe such increased attention to the matter, along with continued research, development and government funding, will help set the stage for an eventual transition to LED technology as the right long-term solution,” said Sims. “As the market opportunities for LED lighting continue to grow, Color Kinetics is preparing in parallel to lead the transformation forward through important new technologies, systems and strategic partnerships.”
Additional 2006 achievements included:
•	The completion of a successful follow-on public stock offering
•	The unveiling of new landmark installations such as LAX Gateway at Los Angeles International Airport, the London Eye, and feature film Deck the Halls
•	Product line expansions in both color and white light

•	Accelerating strength in licensing, including agreements with Osram Sylvania for Gotham Architectural Downlighting, Neo-Neon, Martin Professional, Robe Show Lighting and Dialight
•	The issuance of 14 new patents
•	A court victory and conclusion of all litigation with Super Vision
•	The award of a $1.7 million grant by the Department of Energy
•	Inclusion among Forbes’ top 25 technology growth companies
For the first quarter of 2007, the company currently targets revenues within the range of $18.4 million to $19.4 million, with non-GAAP net income of $0.09 to $0.11 per fully diluted share prior to stock-based compensation expense. Net income on a GAAP basis, reflecting FAS 123R stock compensation, is expected to be between $0.06 and $0.08 per fully diluted share.
Color Kinetics will host a conference call to review its fourth quarter and full-year results after the close of market today. The conference call may be accessed by dial-in number or via the Internet as follows:
Time: 4:30 pm ET
Domestic dial-in number: 866-700-5192
International dial-in number: 617-213-8833
Passcode: 70499419
Webcast: http://phx.corporate-ir.net/phoenix.zhtml?c=178448&p=irol-irhome
A dial-in replay of the conference call will be available from 6:30 pm ET on February 8 through February 15 at 888-286-8010 (domestic), 617-801-6888 (international), passcode: 15264449. The webcast will be archived and available for one year via the Investor Relations section of Color Kinetics’ website.
About Color Kinetics
Color Kinetics Incorporated (NASDAQ: CLRK) transforms environments through new, dynamic uses of light. Its award-winning lighting systems and technologies apply the benefits of LEDs as a highly efficient, long lasting, environmentally friendly, and inherently digital source of illumination – reinventing light itself as a highly controllable medium. Color Kinetics also enables widespread adoption of LED lighting through OEM and licensing partnerships in diverse markets. The company is headquartered in Boston, MA with offices in the UK and China. More information is available at http://www.colorkinetics.com.
# # #
©2007 Color Kinetics Incorporated. All rights reserved. Color Kinetics is a registered trademark and the Color Kinetics logo is a trademark of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the Twelve Months Ended December 31, 2005, File Number 000-50798, and most recent 10-Q, each as filed with the Securities and Exchange Commission.

Color Kinetics Incorporated and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,
	2006	2005
ASSETS

CURRENT ASSETS:
Cash and equivalents	$60,997	$43,032
Investments	38,985	14,137
Restricted cash	500	100
Accounts receivable, net of allowance for doubtful accounts of approximately $430 and $461 in 2006 and 2005, respectively	11,480	7,813
Accounts receivable from related party	82	249
Inventory	6,805	7,159
Prepaid expenses and other current assets	3,159	1,436

Total current assets	122,008	73,926
PROPERTY AND EQUIPMENT—net	2,199	1,026
INTANGIBLE ASSETS—net	282	—
INVESTMENT IN JOINT VENTURE	—	887
RESTRICTED CASH—Non-current portion	—	900

TOTAL ASSETS	$124,489	$76,739

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,690	$1,019
Accounts payable to related party	—	63
Accrued expenses	2,238	2,169
Accrued compensation	3,073	2,251
Accrued restructuring	243	385
Accrued warranty	1,007	876
Deferred revenue	195	231

Total current liabilities	10,446	6,994

ACCRUED RESTRUCTURING—Non-current portion	—	243

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value	21	18
Additional paid-in capital	140,498	99,210
Accumulated other comprehensive loss	(112)	(120)
Accumulated deficit	(26,364)	(29,606)

Total stockholders’ equity	114,043	69,502

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$124,489	$76,739

Color Kinetics Incorporated and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2006			2005	2006			2005
	GAAP	SFAS 123R	Non-GAAP		GAAP	SFAS 123R	Non-GAAP
REVENUES:
Lighting systems	$15,908		$15,908	$12,484	$58,300		$58,300	$44,156
OEM and licensing	2,254		2,254	1,995	7,124		7,124	8,751

Total revenues	18,162		18,162	14,479	65,424		65,424	52,907
COST OF REVENUES:
Lighting systems	7,354	$(22)	7,332	5,860	26,297	$(75)	26,222	21,006
OEM and licensing	636	—	636	791	2,507	—	2,507	3,894

Total cost of revenues	7,990	(22)	7,968	6,651	28,804	(75)	28,729	24,900

GROSS PROFIT	10,172	22	10,194	7,828	36,620	75	36,695	28,007

OPERATING EXPENSES:
Selling and marketing	4,084	(135)	3,949	3,262	16,242	(497)	15,745	11,519
Research and development	1,916	(110)	1,806	1,238	7,134	(442)	6,692	4,607
General and administrative	3,578	(372)	3,206	2,557	12,845	(1,386)	11,459	9,396

Total operating expenses	9,578	(617)	8,961	7,057	36,221	(2,325)	33,896	25,522

INCOME FROM OPERATIONS	594	639	1,233	771	399	2,400	2,799	2,485
INTEREST INCOME	994	—	994	477	2,892	—	2,892	1,624
EQUITY IN EARNINGS (LOSS) OF JOINT VENTURE	(35)	—	(35)	113	(49)	—	(49)	223

NET INCOME	$1,553	$639	$2,192	$1,361	$3,242	$2,400	$5,642	$4,332

EARNINGS PER SHARE:
Basic	$0.08	$0.03	$0.11	$0.07	$0.17	$0.13	$0.30	$0.24
Diluted	$0.07	$0.03	$0.10	$0.07	$0.16	$0.12	$0.28	$0.22
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19,969	19,969	19,969	18,368	18,871	18,871	18,871	18,177
Diluted	21,180	21,180	21,180	19,840	20,276	20,276	20,276	19,630

Color Kinetics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,242	$4,332
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	1,274	1,124
Stock-based compensation	2,429	31
Loss on disposal of property and equipment	35	4
Equity in (earnings) loss of joint venture	49	(223)
Common stock issued for services	101	51
Changes in assets and liabilities:
Accounts receivable	(3,500)	(2,685)
Inventory	354	(2,429)
Prepaid expenses and other current assets	(1,723)	640
Accounts payable	2,608	(530)
Accrued expenses	922	1,130
Deferred revenue	(36)	(148)
Accrued restructuring	(385)	(405)

Cash flows from operating activities	5,370	892

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(50,818)	(48,082)
Maturities of investments	26,042	62,906
Purchases of property and equipment	(2,464)	(1,007)
Purchase of patent	(300)	—
Restricted cash	500	100
Proceeds from dissolution of joint venture	887	—

Cash flows from investing activities	(26,153)	13,917

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	2,037	1,792
Proceeds from the exercise of stock warrants	1,117	—
Proceeds from issuance of common stock — net of issuance costs	35,607	277

Cash flows from financing activities	38,761	2,069

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(13)	(44)

INCREASE IN CASH AND EQUIVALENTS	17,965	16,834
CASH AND EQUIVALENTS—Beginning of period	43,032	26,198

CASH AND EQUIVALENTS—End of period	$60,997	$43,032